EXHIBIT 10.5

INSTALLMENT PAYMENT AGREEMENT

This Installment Payment Agreement (this “Agreement”) dated effective as of  the 31st day of May, 2011 (the “Effective Date”).

AMONG:

Digital Valleys Corp., a Nevada corporation (the “Buyer”),

and

High Plains Oil, LLC, a Nevada limited liability company (the “Seller”),

and

Pimuro Capital Partners, LLC, a Texas limited liability company (“Pimuro” and together with the Buyer and the Seller, the “Parties”)

RECITALS:

A.           Pimuro and the Seller are parties to an agreement under which the Seller is obligated to pay Pimuro a fee of $240,000 (the “Pimuro Fee”) in connection with the closing of transaction between the Seller and James H. Edsel, Nancy Edsel, and James Edsel, Jr. (collectively, the “Edsels”) under the terms of a Membership Interest Purchase Agreement effective as of January 1, 2011 (the “Edsel Purchase Agreement”), pursuant to which the Seller acquired 100% of the equity interests in JHE Holdings, LLC, a Texas limited liability company (the “Company”).  The Company owns the royalty, leasehold, working, operating, carried, net revenue, net profit, reversionary and other mineral Rights, interests and Contract Rights, described in the Edsel Purchase Agreement (collectively, the “Company Oil and Gas Properties”).

B.           The Seller and Buyer have negotiated a Membership Interest Purchase Agreement effective as of May 31, 2011 (the “Buyer Purchase Agreement”), under which the Buyer intends to purchase 100% of the equity interests in the Company.

C.           Under the terms of the Buyer Purchase Agreement, the Buyer and the Seller agree that the Buyer will pay the Pimuro Fee in complete satisfaction of the Seller’s obligation to Pimuro, subject to the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), the parties hereto mutually covenant and agree as follows:

1.   Assumption of Pimuro Fee.  The Parties agree that in consideration for the covenants, agreements and undertakings set forth herein, the Buyer will pay the Pimuro fee as follows:

(a)	$100,000 in cash concurrent with the closing date of the transactions contemplated in the Buyer Purchase Agreement (the “Closing Date”);

(b)
$50,000 on the last day of the month in which the Company receives aggregate revenue distribution in excess of $75,000 during such month from the Company Oil and Gas Properties following the Closing Date (the “Installment Commencement Date”);

(c)	$50,000 on the one month anniversary of the Installment Commencement Date;

(d)	$40,000 on the two month anniversary of the Installment Commencement Date.

In lieu of any of the above installment payments set forth in Sections 1(b), (c) and (d), Pimuro may elect in writing to receive such payment in shares of common stock of the Buyer, the value of which will be determined based on 85% of the five day weighted average trading price for common stock on the principal trading market for such shares ending on the trading date of such notice.  All cash payments of the Pimuro Fee will be paid to Pimuro in accordance with written wire instructions provide by Pimuro.

2.   Assumption of Pimuro Fees.  The Buyer hereby accepts the obligations of the Pimuro Fees effective as of and from the Closing Date, and covenants and agrees with the Seller and Pimuro that from and after the Closing Date it will be bound by, timely observe and perform, carry out and pay the Pimuro Fees as set forth in Section 1 of this Agreement.

3.   Acknowledgment of Assumption.  Pimuro hereby acknowledges the assumption of the obligations of the Pimuro Fees by the Seller effective as of and from the Closing Date.  Upon the payment of the Pimuro Fees as set forth in Section 1 of this Agreement, each of the Seller and Buyer shall be released from any obligations related to the Pimuro Fees.

4.   Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

5.   Counterpart Execution.  This Agreement may be executed in separate counterparts and delivered by facsimile, each of which when so executed and delivered shall constitute the one and the same original document.

6.   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Texas without giving effect to principles of conflicts of laws.

7.   Notices.  All notices, requests, demands, and other communications made in connection with this Agreement must be in writing and will be deemed to have been duly given when delivered by (a) first-class, registered, or certified mail, return receipt requested, postage prepaid, or (b) transmitted by courier, hand delivery, or facsimile, addressed to the respective Parties as follows:

If to the Buyer:	Digital Valleys Corp. Attn: David Brow 1100 Dexter Ave. North Suite 100 Seattle, Washington 98109 Facsimile:
With a copy (which will not constitute notice) to: Facsimile:	Dorsey & Whitney LLP Attn: Kenneth Sam 1400 Wewatta Street Suite 400 Denver, Colorado 80202 Facsimile: (303) 629-3450
If to the Seller or the Company:	High Plains Oil, LLC Attn: Jeff Johnson 8916 Estribo Circle Benbrook, Texas 76126 Facsimile:
with copy (which will not constitute notice) to:
If to the Pimuro:	Pimuro Capital Partners, LLC Attn: G. Jonathan Pina ________________________ ________________________ Facsimile: _______________
with copy (which will not constitute notice) to:

Any notice that is addressed and mailed in the manner herein provided will be conclusively presumed to have been given to the party to which it is addressed and will be deemed effective at the close of business, local time of the recipient, on the third day after the date it is so placed in the mail.  Any notice that is delivered by courier, hand delivery, or facsimile shall be deemed given at the time of actual receipt.  However, if an attempt to give notice by facsimile transmission fails because of any problem with the recipient’s designated facsimile number or facsimile equipment, such notice will nevertheless be considered to have been received at the time such transmission was attempted if it is also sent that day by guaranteed overnight delivery to the recipient for receipt on the following day and received on such following day.  In any case, such notices, requests, demands, and other communications will be sent to such other addresses as either party will notify the other by notice given in the manner described above.

8.   Headings.  The headings contained in this Agreement are for purposes of convenience only and will not affect the meaning or interpretation of this Agreement.

9.   Entire Agreement.  This Agreementconstitutes the entire agreement and supersedes all prior agreements and understandings, whether written or oral, between or among the parties with respect to the subject matter hereof.

10.   Assignment. This Assignment will not be assignable by any party hereto without the prior written consent of the other parties hereto.

11.   No Third Party Beneficiaries.  Nothing in this Agreement will confer any rights upon any person other than the parties hereto and their respective successors and permitted assigns.

12.   Amendment; Waivers. No amendment, modification, or discharge of this Agreement, and no waiver hereunder, will be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge, or waiver is sought.  Neither the waiver by any of the parties hereto of a breach of any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right hereunder, will be construed as a waiver of any other breach of a similar nature, or as a waiver of any of such provisions or rights hereunder.

13.   Negotiated Transaction.  The provisions of this Agreement were negotiated by the parties hereto, and this Agreement will be deemed to have been drafted by all of the parties hereto.

14.   Attorney’s Fees. In the event that any party hereto is required to obtain the services of an attorney in order to enforce any right or obligation under this Agreement, the prevailing party shall be entitled to recover reasonable attorney’s fees and court costs from the other party.

THIS AGREEMENT executed effective as of the day and year first above written.

[Signature Page Follows]

EXECUTED to be effective on and as of the Effective Date, notwithstanding that this Agreement and other documents may be executed and delivered on a later date.

THE BUYER: DIGITAL VALLEYS CORP. By: ______________________________ Printed Name: _______________________ Title: _____________________________	THE SELLER: HIGH PLAINS OIL, LLC By: ______________________________ Printed Name: _______________________ Title: _____________________________
PIMURO: PIMURO CAPITAL PARTNERS, LLC By: ______________________________ Printed Name: _______________________ Title: _____________________________